Filed Pursuant to Rule 433
                                                         File No.: 333-131594-05

                                  $448,281,000
                                  (Approximate)
          Wells Fargo Home Equity Asset-Backed Securities 2007-2 Trust
               Wells Fargo Asset Securities Corporation, Depositor
                        Lehman Brothers Inc., Underwriter
              Home Equity Asset-Backed Certificates, Series 2007-2

Overview of the Offered LIBOR Certificates
------------------------------------------


                                                                                    Principal
               Approximate                   Expected      Initial      Estimated    Payment
                Principal     Certificate     Credit     Pass-Through   Avg. Life    Window     Moody's/Fitch/DBRS
Certificates    Balance(1)      Type        Support(2)     Rate (3)     (yrs)(4)     (4)(5)       Expected Ratings
-------------------------------------------------------------------------------------------------------------------
     A-1        223,206,000      Sen          20.20%     LIBOR + [ ]%     0.86         1-22          Aaa/AAA/AAA
     A-2         22,931,000      Sen          20.20%     LIBOR + [ ]%     2.00        22-26         Aaa/AAA/AAA
     A-3         96,371,000      Sen          20.20%     LIBOR + [ ]%     3.50        26-76         Aaa/AAA/AAA
     A-4         28,002,000      Sen          20.20%     LIBOR + [ ]%     6.59        76-79         Aaa/AAA/AAA
     M-1         24,840,000      Sub          14.85%     LIBOR + [ ]%     4.76        44-79      Aa1/AA+/AA(high)
     M-2         13,697,000      Sub          11.90%     LIBOR + [ ]%     4.61        42-79          Aa2/AA/AA
     M-3          7,893,000      Sub          10.20%     LIBOR + [ ]%     4.56        41-79       Aa3/AA-/AA(low)
     M-4          7,429,000      Sub           8.60%     LIBOR + [ ]%     4.52        40-79        A1/A+/A(high)
     M-5          7,197,000      Sub           7.05%     LIBOR + [ ]%     4.50        39-79           A2/A/A
     M-6          4,875,000      Sub           6.00%     LIBOR + [ ]%     4.48        39-79        A3/A-/A(low)
     M-7          4,179,000      Sub           5.10%     LIBOR + [ ]%     4.47        38-79     Baa1/BBB+/BBB(high)
     M-8          4,179,000      Sub           4.20%     LIBOR + [ ]%     4.45        38-79        Baa2/BBB/BBB
     M-9          3,482,000      Sub           3.45%     LIBOR + [ ]%     4.45        38-79     Baa3/BBB-/BBB(low)
    Total      $448,281,000
-------------------------------------------------------------------------------------------------------------------

Overview of the Non-offered LIBOR Certificates
----------------------------------------------

-------------------------------------------------------------------------------------------------------------------
     B-1          3,482,000      Sub           2.70%     LIBOR + [ ]%     4.44        37-79      Ba1/BB+/BB(high)
     B-2          3,947,000      Sub           1.85%     LIBOR + [ ]%     4.32        37-79          Ba2/BB/BB
-------------------------------------------------------------------------------------------------------------------


(1) The initial aggregate principal balance of the LIBOR Certificates will be subject to an upward or downward variance of no more than approximately 10%. The principal balances of the LIBOR Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(2) On the closing date, the expected credit support will include the expected overcollateralization which will be an amount equal to approximately 1.85% of the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(3) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through-Rates of the LIBOR Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.
(5) The final scheduled distribution date for the certificates is the Distribution Date in April 2037 which is the month following the latest maturity date of any Mortgage Loan in the Mortgage Pool.

Selected Mortgage Pool Data (1)
-------------------------------

                                                                      Aggregate
                                                                      ---------
Scheduled Principal Balance:                                        $464,299,545
Number of Mortgage Loans:                                                  2,998
Average Scheduled Principal Balance:                                    $154,870
Weighted Average Gross Coupon:                                            8.791%
Weighted Average Net Coupon(2):                                           8.291%
Non-Zero Weighted Average FICO Score:                                        615
Weighted Average Original LTV Ratio:                                      82.39%
Weighted Average Original Combined LTV Ratio(3):                          84.51%
Weighted Average Original Full Combined LTV Ratio(4):                     87.93%
Weighted Average Stated Remaining Term (months):                             355
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll:                                              22
Weighted Average Gross Margin:                                            5.685%
Weighted Average Initial Rate Cap:                                        2.996%
Weighted Average Periodic Rate Cap:                                       1.003%
Weighted Average Gross Maximum Lifetime Rate:                            14.711%

(1) All percentages calculated herein are approximate percentages of scheduled principal balance unless otherwise noted as of the Cut-Off Date.
(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the Servicing Fee.
(3) Reflects the original loan-to-value ratio, plus, with respect to second lien mortgage loans, any known senior liens that may or may not be owned by the trust fund.
(4) Reflects the original loan-to-value ratio, plus, with respect to first lien mortgage loans, any known subordinate liens that may or may not owned by the trust fund.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

The Depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated March 23, 2007 attached to the prospectus supplement dated March 28, 2007 relating to the Depositor's Home Equity Asset-Backed Certificates, Series 2007-1 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-131594-04). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of sub-prime, adjustable and fixed rate, first and second lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Wells Fargo Bank, N.A. ("Wells Fargo").

o The Mortgage Loans will be serviced by the Wells Fargo Home Mortgage division of Wells Fargo Bank, N.A.

o Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 1.85% (subject to stepdown, as described herein), excess spread and mortgage insurance.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o     The transaction will be modeled on Bloomberg as WFHET 2007-2.

o The transaction will contain a swap agreement with an initial swap notional amount of approximately $441,925,000. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the supplemental interest trust will be obligated to pay to the Swap Provider an amount equal to a per annum rate in accordance with the swap schedule (on an actual/360 basis) on the swap notional amount and the supplemental interest trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount.

o The transaction will contain an interest rate cap agreement with an initial cap notional amount of approximately $541,000. The cap notional amount will amortize in accordance with the cap schedule. Under the interest rate cap agreement, on each Distribution Date prior to the termination of the interest rate cap agreement, the cap counterparty will be obligated to pay the supplemental interest trust an amount equal to the excess, if any, of the per annum rate in accordance with the cap schedule (on an actual/360 basis) over one-month LIBOR, on the cap notional amount.

o The Offered Certificates will be registered under a registration statement (File No. 333-131594) filed with the Securities and Exchange Commission.

Time Table
----------

Expected Closing Date:           April 20, 2007

Cut-Off Date:                    April 1, 2007

Expected Pricing Date:           Week of April 16, 2007

First Distribution Date:         May 25, 2007

Key Terms
---------

Offered Certificates:            Class A and Class M Certificates

Non-Offered Certificates:

                                 Class B, Class CE, Class P and Class R
                                 Certificates

LIBOR Certificates:              Class A, Class M and Class B Certificates

Class A Certificates             Class A-1, Class A-2, Class A-3 and Class A-4
                                 Certificates

Class M Certificates:            Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class M-7, Class M-8 and
                                 Class M-9 Certificates

Class B Certificates:            Class B-1 and Class B-2 Certificates

Class R Certificates:            Class R-1 and Class R-2 Certificates

Subordinated Certificates:       Class M, Class B and Class CE Certificates

Issuing Entity:                  Wells Fargo Home Equity Asset-Backed Securities
                                 2007-2 Trust, a New York common law trust

Depositor:                       Wells Fargo Asset Securities Corporation

Sponsor:                         Wells Fargo Bank, N.A.

Servicer:                        Wells Fargo Bank, N.A.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Securities Administrator:        Wells Fargo Bank, N.A.

Trustee:                         HSBC Bank USA, National Association

Custodian:                       Wells Fargo Bank, N.A.

Underwriter:                     Lehman Brothers Inc.

Swap Provider:                   [TBD]

Cap Provider:                    [TBD]

Credit Risk Manager:             Clayton Fixed Income Services Inc., a Colorado
                                 corporation

Credit Risk Manager Fee:         1.10 bps per annum of the unpaid scheduled
                                 principal balance of each mortgage loan payable monthly

Servicing Fee Rate:              50 bps

Distribution Date:               25th day of the month or the next Business Day

Record Date:                     For any Distribution Date, the last Business
                                 Day of the Interest Accrual Period.

Delay Days:                      0 day delay on all the Offered Certificates

Day Count:                       Actual/360 basis

Prepayment Period:               The calendar month prior to the Distribution
                                 Date

Collection Period:               The period commencing on the second day of the
                                 calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Interest Accrual Period:         For the LIBOR Certificates, from and including
                                 the prior Distribution Date, or for the first
                                 Distribution Date, from the Closing Date, through and including the day prior to the current Distribution Date.

Pricing Prepayment Assumption:   30% CPR

Excess Spread:                   The interest payable on the mortgage loans due
                                 to the initial weighted average net mortgage interest rate of the mortgage pool will be greater than the interest payments required on the LIBOR Certificates and any swap payments owed to the Swap Provider, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date:

                                 Initial Gross WAC of the Mortgage Loans (1):                8.79095%
                                    Less Servicing Fee:                                      0.50000%
                                                                                             --------
                                 Net WAC (1):                                                8.29095%
                                    Less Initial Net Swap Payments to the Swap Provider:     0.00000%
                                    Less Initial LIBOR Certificate Coupon (Approx.)(1)(2):   6.47664%
                                    Less Credit Risk Manager Fee Rate:                       0.01100%
                                                                                             --------
                                 Initial Excess Spread (1):                                  1.80331%

                                 (1)   This amount will vary on each
                                       distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.

                                 (2) Assumes 1-month LIBOR equal to 5.32000% and a 35-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:              The Servicer will advance delinquent payments
                                 of scheduled principal and interest (other than balloon payments), subject to recoverability.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Compensating Interest:           The Servicer will be obligated, on or before
                                 each Distribution Date, to pay to the
                                 Securities Administrator for the benefit of Certificateholders an amount (such amount,
                                 "Compensating Interest") equal to the lesser of
                                 (i) the aggregate prepayment interest shortfall attributable to prepayments in full with respect to such Distribution Date and (ii) the aggregate Servicing Fee for such Distribution
                                 Date.

Optional Clean-up Call:          Notwithstanding anything in the base
                                 prospectus, the transaction has a 10% optional clean-up call. The majority holder of the Class
                                 CE Certificates (or if there is no majority holder, the Depositor) has the right to exercise the clean-up call on the Distribution
                                 Date following the Distribution Date on which the beginning Pool Balance is less than 10% of the Pool Balance as of the Cut-off Date.

Pool Balance:                    As of the date of determination, the aggregate
                                 unpaid principal balance of the Mortgage Loans.

Rating Agencies:                 Moody's Investors Service, Inc., Fitch Inc. and
                                 DBRS, Inc.

Minimum Denomination:            $100,000 with regard to each of the Offered
                                 Certificates.

Legal Investment:                None of the Offered Certificates are expected
                                 to be SMMEA eligible.

ERISA Eligible:                  Underwriter's exemption is expected to apply to
                                 the Offered Certificates. However, in addition, for so long as the swap agreement and the interest rate cap agreement are in effect, prospective purchasers must be eligible under one or more investor-based exemptions.
                                 Prospective purchasers should consult their own counsel.

Tax Treatment:                   All LIBOR Certificates represent REMIC regular
                                 interests subject to certain rights and
                                 obligations to receive amounts in respect of the Cap Carryover Amounts; the Securities
                                 Administrator will treat the rights and
                                 obligations to receive amounts in respect of the Cap Carryover Amounts as rights under a notional principal contract. The Residual
                                 Certificates each represent the residual interest in a REMIC.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Registration Statement and       This free writing prospectus does not contain
Prospectus:                      all information that is required to be included
                                 in a registration statement, or in a base prospectus and prospectus supplement. The
                                 Depositor has filed or will file a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with the SEC (SEC File
                                 No. 333-131594]) with respect to this offering
                                 (the "Offering Documentation"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated March 23, 2007 attached to the prospectus supplement dated March 28, 2007 relating to the Depositor's Home Equity Asset-Backed
                                 Certificates, Series 2007-1 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC
                                 File No. 333-131594-04). You may get the
                                 Offering Documentation (when completed) for free by searching the SEC online database
                                 (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave.,
                                 New York, NY, 10019, Attn: Asset Backed Fixed
                                 Income Syndicate or by calling 1-800-666-2388, Ext 59519.

                                 The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                                 The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

Risk Factors:                    PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                                 INCLUDED IN THE REGISTRATION STATEMENT FOR A
                                 DESCRIPTION OF INFORMATION THAT SHOULD BE
                                 CONSIDERED IN CONNECTION WITH AN INVESTMENT IN
                                 THE OFFERED CERTIFICATES.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Structure of the Certificates
-----------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the heading "Principal Distributions on the Certificates". Prior to the Step-Down Date or on and after the Step-Down Date on which a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On and after the Step-Down Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement targets. Excess interest, if any, will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the date on which the Optional Clean-up Call is exercisable, subject to the Net WAC Cap or the Pool Maximum Cap Rate. Current Interest Shortfalls will be allocated first to excess interest collected on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certifica tes on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. Any reduction in the Pass-Through-Rate due to the Net WAC Cap or Pool Maximum Cap Rate will be carried forward with interest at the applicable Pass-Through-Rate, without regard to the Net WAC Cap, as described below and will be payable after payment of all required principal payments on such future Distribution Date.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Monthly Excess Interest Amount, (2) the overcollateralization amount, and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Targeted Overcollateralization Amount. As of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.85% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (a) the lesser of (i) approximately 1.85% of the Pool Balance on the Cut-off Date and (ii) approximately 3.70% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Mortgage Insurance. As of the Cut-Off Date, approximately 6.88% of the Mortgage Loans with original LTVs greater than 80% are covered by borrower and/or lender paid mortgage insurance.

Senior Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate principal balance of the Class M and Class B Certificates (including any overcollateralization and prior to taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Collection Period.

Step-Down Date. The earlier of (A) the Distribution Date following the date on which the principal balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x) the Distribution Date occurring in May 2010; and

(y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that Distribution Date but prior to any application of the Principal Distribution Amount to the certificates) is greater than or equal to approximately 40.40%.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

      Class   Initial Subordination Percentage   Step-Down Date Percentage
      -----   --------------------------------   -------------------------
        A                  20.20%                          40.40%
       M-1                 14.85%                          29.70%
       M-2                 11.90%                          23.80%
       M-3                 10.20%                          20.40%
       M-4                  8.60%                          17.20%
       M-5                  7.05%                          14.10%
       M-6                  6.00%                          12.00%
       M-7                  5.10%                          10.20%
       M-8                  4.20%                           8.40%
       M-9                  3.45%                           6.90%
       B-1                  2.70%                           5.40%
       B-2                  1.85%                           3.70%

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the aggregate principal balance of the mortgage loans as of the last day of the related Collection Period) equals or exceeds 41.50% of the Senior Enhancement Percentage or (ii) the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Collection Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

   Distribution Date                Cumulative Realized Loss Percentage:
-----------------------  -------------------------------------------------------
 May 2009 - April 2010   1.30% for the first month, plus an additional 1/12th of
                                     1.60% for each month thereafter
 May 2010 - April 2011   2.90% for the first month, plus an additional 1/12th of
                                     1.65% for each month thereafter
 May 2011 - April 2012   4.55% for the first month, plus an additional 1/12th of
                                     1.35% for each month thereafter
 May 2012 - April 2013   5.90% for the first month, plus an additional 1/12th of
                                     0.70% for each month thereafter
May 2013 and thereafter                           6.60%


60+ Day Delinquent Loan. A 60+ Day Delinquent Loan is any Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the related mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to REO property.

Step-Up Coupons. For all LIBOR Certificates the coupon will increase after the first distribution date on which the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Class A-4 Pass-Through Rate. The Class A-4 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-8 Pass-Through Rate. The Class M-8 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-9 Pass-Through Rate. The Class M-9 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [__]% ([__]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Net WAC Cap. For any Distribution Date and for the LIBOR Certificates will be
(a) the excess, if any, of (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the net mortgage interest rates for the Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period over (ii) a percentage, expressed as a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period), calculated as a fraction, the numerator of which is the sum of any net swap payment owed to the Swap Provider and any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Pool Maximum Rate Cap. For any Distribution Date and for the LIBOR Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the mortgage interest rate ceilings (less the Servicing Fee Rate) for the adjustable rate mortgage loans and the mortgage interest rates (less the Servicing Fee Rate) for the fixed rate mortgage loans, weighted on the basis of the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is the sum of (x) any net swap payment owed to the Swap Provider and (y) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is the sum of
(x) any net swap payment owed by the Swap Provider to the Supplemental Interest Trust, (y) any swap termination payment owed by the Swap Provider to the Supplemental Interest Trust and (z) any interest rate cap payment owed by the Cap Provider to the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period.

Cap Carryover Amount. As to any Distribution Date, with respect to the LIBOR Certificates, the Cap Carryover Amount will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through Rate (without regard to the Net WAC Cap, but up to a maximum rate equal to the Pool Maximum Rate Cap) over interest due on such class of certificates at a rate equal to the Net WAC Cap, (ii) any Cap Carryover Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the Net WAC Cap, but up to a maximum rate equal to the Pool Maximum Rate Cap).

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related principal balance immediately prior to such Distribution Date at the related Pass-Through Rate as reduced by that class's share of the excess of the Current Interest Shortfall for such Distribution Date, if any, over the Monthly Excess Interest Amount for such Distribution Date.

Current Interest Shortfall. Any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, prepayment interest shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest and any prepayment interest shortfalls resulting from partial principal prepayments.

Interest Remittance Amount. For any Distribution Date, (a) the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee Rate and certain amounts available for reimbursement of advances minus (b) any amounts payable to the Swap Provider (including any net swap payment and any swap termination payment owed to the Swap Provider but excluding any swap termination payment owed to the Swap Provider resulting from a swap provider trigger event).

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(a) to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata (based on the accrued and unpaid interest distributable to each class of Class A Certificates) the related Accrued Certificate Interest for such Distribution Date and any interest carryforward amount from prior Distribution Dates;

(b) to each of the Class M Certificates, sequentially, in ascending numerical order, the related Accrued Certificate Interest for such Distribution Date and any interest carryforward amount from prior Distribution Dates;

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

(c) to each of the Class B Certificates, sequentially, in ascending numerical order, the related Accrued Certificate Interest for such Distribution Date and any interest carryforward amount from prior Distribution Dates;

(d)   to pay the Credit Risk Manager, the Credit Risk Manager Fee; and

(e) from any remaining Interest Remittance Amount (such amount, the "Monthly Excess Interest Amount"), as a component of Monthly Excess Cashflow Amount.

Principal Distributions on the Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on and after the Step-Down Date on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(a) sequentially, to the Class A-1 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-2 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-3 Certificates until the principal balance thereof has been reduced to zero, and then to the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(b) to each of the Class M Certificates, sequentially, in ascending numerical order, until the principal balances thereof have been reduced to zero;

(c) to each of the Class B Certificates, sequentially, in ascending numerical order, until the principal balances thereof have been reduced to zero; and

(d) from any remaining Principal Distribution Amount, as a component of Monthly Excess Cashflow Amount.

On each Distribution Date (a) on and after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(a) to each of the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, sequentially, to the Class A-1 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-2 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-3 Certificates until the principal balance thereof has been reduced to zero, and then to the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(b) to each of the Class M Certificates, in ascending numerical order, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each such class, until the principal balance of such class has been reduced to zero; and

(c) to each of the Class B Certificates, in ascending numerical order, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each such class, until the principal balance of such class has been reduced to zero; and

(d) from any remaining Principal Distribution Amount, as a component of Monthly Excess Cashflow Amount.

Allocation of Monthly Excess Cashflow Amount. For any Distribution Date, any Monthly Excess Cashflow Amounts shall be paid in the following order of priority:

      (i) concurrently to the Class A Certificates, first their remaining unpaid Accrued Certificate Interest and then their interest carryforward amount;

      (ii) sequentially, in ascending numerical order, to the Class M Certificates and then to the Class B Certificates, first their remaining unpaid Accrued Certificate Interest, and then their interest carryforward amount;

      (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, any Realized Loss Amortization Amount;

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

      (iv) any Cap Carryover Amounts (without regard to net swap payments made by the Swap Provider and cap payments made by the Cap Provider) to the Excess Reserve Fund Account,

      (v) certain swap termination payments to the Supplemental Interest Trust Account; and

      (vi)  to the holders of the Class CE certificates, any remaining amounts.

Monthly Excess Cashflow Amount. For any Distribution Date, the sum of (a) the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall and to fund the Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the LIBOR Certificates.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust Account on or prior to the related Distribution Date will include: any swap termination payment, the net swap payments owed to the Swap Provider and the net swap payments receivable from the Swap Provider for such Distribution Date and cap payments from the Cap Provider for such Distribution Date. Funds in the Supplemental Interest Trust Account will be distributed on each Distribution Date in the following order of priority (after application of funds from the Monthly Excess Cashflow Amount), provided however that cap payments from the Cap Provider will not be applied for distributions pursuant to clauses (i) and (vi) below:

(i) to the Swap Provider, any net swap payments and certain swap termination payments (other than a defaulted swap termination payment) owed for such Distribution Date,

(ii) to the certificateholders, to pay interest according to clauses (a), (b) and (c) of the "Interest Distributions on the Certificates" section, to the extent unpaid after giving effect to distributions under the "Interest Distributions on the Certificates" and the "Allocation of Monthly Excess Cashflow Amount",

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates", but only to the extent necessary to cause the overcollateralization to be restored to the Targeted Overcollateralization Amount as a result of current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), after giving effect to distributions under the "Interest Distributions on the Certificates", the "Principal Distributions on the Certificates" and the "Allocation of Monthly Excess Cashflow Amount",

(iv) to the certificateholders, to pay Cap Carryover Amounts according to the section "Allocation of Monthly Excess Cashflow Amount", after giving effect to payments under "Allocation Monthly Excess Cashflow Amount",

(v) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, any Realized Loss Amortization Amount,

(vi) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

(vii) to the holders of the Class CE certificates, any remaining amounts.

Excess Reserve Fund Account.On each Distribution Date, amounts available to be distributed pursuant to clause (iv) of the Allocation of Monthly Excess Cashflow Amount will be deposited into an account (the "Excess Reserve Fund Account"). The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Supplemental Interest Trust Account in respect of certain swap termination payments and to the Class CE Certificates. With respect to any Distribution Date, the amount deposited in the Excess Reserve Fund Account cannot exceed the amount of Available Funds otherwise distributable to the Supplemental Interest Trust Account in respect of certain swap termination payments and to the Class CE Certificates.

      On each Distribution Date, the Class A, Class M and Class B Certificates will be entitled to receive payments from the Excess Reserve Fund Account, to the extent available, in an amount equal to any Cap Carryover Amount for such class, sequentially, as follows:

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

            (i) concurrently, to the Class A Certificates, pro rata (based on the Cap Carryover Amount of each such Class) any Cap Carryover Amount for such Class; and

            (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, any Cap Carryover Amount for such Class.

      Any Cap Carryover Amount on any Class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class in the Excess Reserve Fund Account in accordance with the priorities set forth above and, to the extent of any Cap Carryover Amount remaining for a Class, from Supplemental Interest Trust Account in the priority specified in "Supplemental Interest Trust" above.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (a) to the excess cashflow, (b) in reduction of the overcollateralization amount, and (c) sequentially, to the Class B-2, Class B-1, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinated Certificate (other than the Class CE Certificates) on any Distribution Date will be made by reducing its principal balance, after taking into account all distributions made on such Distribution Date and any increase in principal balance due to a subsequent recovery. Realized Losses will not be allocated to reduce the principal balance of the Class A Certificates , however under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are entitled.

Realized Loss Amortization Amount. For each Distribution Date and each class of Subordinated Certificates (other than the Class CE Certificates), the Realized Loss Amortization Amount will be equal to the amount by which (x) the aggregate amount of Realized Losses previously applied in reduction of the principal balance of such class exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof pursuant to the allocation of Monthly Excess Cashflow Amount and (2) the amount by which the principal balance of such class has been increased due to any Subsequent Recovery.

Subsequent Recovery. An amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated a Realized Loss Amortization Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Realized Loss Amortization Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

Principal Distribution Amount. On any Distribution Date, (1) the sum of (a) the Principal Remittance Amount and (b) the Extra Principal Distribution Amount, if any, minus (2) the Overcollateralization Release Amount, if any.

Principal Remittance Amount. On any Distribution Date, the excess of (i) the sum, less certain reimbursement and indemnification amounts, of:

      a) all scheduled payments of principal due during the related Collection Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

      b) the principal portion of all partial and full prepayments received during the related prepayment period,

      c) the principal portion of all net liquidation proceeds, net condemnation proceeds, net insurance proceeds and subsequent recoveries received during the month prior to the month during which such Distribution Date occurs,

      d) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the related prepayment period,

      e) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan during the related prepayment period, and

      f) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

over (ii) to the extent any amounts payable to the Swap Provider (including any net swap payment and any swap termination payment owed to the Swap Provider but excluding any swap termination payment owed to the Swap Provider resulting from a swap provider trigger event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (b) of the definition of "Interest Remittance Amount"), the amount of such excess.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(a) the Monthly Excess Interest Amount, after reduction for any Current Interest Shortfall and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount: For any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the actual overcollateralization amount, after giving effect to distributions of the Principal Distribution Amount (other than the Extra Principal Distribution Amount component) on such Distribution Date.

Overcollateralization Release Amount. For any Distribution Date on and after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount of such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Class A Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the principal balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 59.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of: (A) the principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 70.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of: (A) the principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 76.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 79.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Class M-4 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 82.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 85.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), and (G) the principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 88.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the principal balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 89.80% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Class M-8 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the principal balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 91.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-9 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the principal balance of the Class M-8 Certificates (after taking into account any payment of the Class M-8 Principal Distribution Amount on such Distribution Date), and (J) the principal balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 93.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the principal balance of the Class M-8 Certificates (after taking into account any payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the principal balance of the Class M-9 Certificates (after taking into account any payment of the Class M-9 Principal Distribution Amount on such Distribution Date), and (K) the principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Class B-2 Principal Distribution Amount. An amount equal to the excess, if any, of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the principal balance of the Class M-8 Certificates (after taking into account any payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the principal balance of the Class M-9 Certificates (after taking into account any payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (K) the principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (L) the principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Original Prepayment Penalty Term by Product Type (1)(2)
------------------------------------------------


Product            No Penalty      1-12 Months     13-24 Months      25-36 Months     37-48 Months   49-60 Months       Total
-------------   ---------------   -------------   ---------------   --------------   -------------   ------------   ---------------
1 Year ARM          $890,830.02           $0.00             $0.00            $0.00       $0.00          $0.00           $890,830.02
2 Year Hybrid     96,741,330.46    2,627,451.55    283,507,020.55             0.00        0.00           0.00        382,875,802.56
3 Year Hybrid        772,858.76      686,722.26      1,101,876.03     6,929,943.89        0.00           0.00          9,491,400.94
Fixed Rate        24,823,763.15    1,899,323.19      3,817,698.35    40,500,727.17        0.00           0.00         71,041,511.86
-----------------------------------------------------------------------------------------------------------------------------------
Total(3):       $123,228,782.39   $5,213,497.00   $288,426,594.93   $47,430,671.06       $0.00          $0.00       $464,299,545.38
===================================================================================================================================


Product            No Penalty      1-12 Months     13-24 Months      25-36 Months     37-48 Months   49-60 Months       Total
-------------   ---------------   -------------   ---------------   --------------   -------------   ------------   ---------------
1 Year ARM                0.19%           0.00%             0.00%            0.00%       0.00%          0.00%             0.19%
2 Year Hybrid             20.84            0.57             61.06             0.00        0.00           0.00             82.46
3 Year Hybrid              0.17            0.15              0.24             1.49        0.00           0.00              2.04
Fixed Rate                 5.35            0.41              0.82             8.72        0.00           0.00             15.30
-----------------------------------------------------------------------------------------------------------------------------------
Total(3):                26.54%           1.12%            62.12%           10.22%       0.00%          0.00%           100.00%
===================================================================================================================================


(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.

(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.

(3)   Columns may not add up due to rounding.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

                       Sensitivity Analysis - To 10% Call
                       ----------------------------------


CPR                                      20%               25%               30%               35%                40%

Class A-1
---------
Average Life (yrs)                       1.34              1.05              0.86              0.73              0.62
Window (months)                          1-35              1-27              1-22              1-19              1-16
Expected Final Maturity               3/25/2010         7/25/2009         2/25/2009         11/25/2008         8/25/2008

Class A-2
---------
Average Life (yrs)                       3.20              2.46              2.00              1.67              1.42
Window (months)                         35-43             27-31             22-26             19-21              16-18
Expected Final Maturity               11/25/2010        11/25/2009        6/25/2009         1/25/2009         10/25/2008

Class A-3
Average Life (yrs)                       6.03              4.64              3.50              2.47              2.03
Window (months)                         43-120            31-94             26-76             21-64              18-32
Expected Final Maturity               4/25/2017         2/25/2015         8/25/2013         8/25/2012         12/25/2009

Class A-4
---------
Average Life (yrs)                      10.26              8.09              6.59              5.51              3.17
Window (months)                        120-123            94-97             76-79             64-66              32-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-1
---------
Average Life (yrs)                       6.61              5.33              4.76              4.73              4.68
Window (months)                         37-123            40-97             44-79             49-66              56-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-2
---------
Average Life (yrs)                       6.61              5.30              4.61              4.34              4.44
Window (months)                         37-123            39-97             42-79             45-66              49-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-3
---------
Average Life (yrs)                       6.61              5.28              4.56              4.21              4.15
Window (months)                         37-123            39-97             41-79             43-66              46-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-4
---------
Average Life (yrs)                       6.61              5.27              4.52              4.13              3.99
Window (months)                         37-123            38-97             40-79             42-66              44-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-5
---------
Average Life (yrs)                       6.61              5.27              4.50              4.07              3.88
Window (months)                         37-123            38-97             39-79             41-66              42-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-6
---------
Average Life (yrs)                       6.61              5.27              4.48              4.02              3.79
Window (months)                         37-123            38-97             39-79             40-66              41-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-7
---------
Average Life (yrs)                       6.61              5.26              4.47              4.00              3.75
Window (months)                         37-123            37-97             38-79             39-66              40-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011


The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

                       Sensitivity Analysis - To 10% Call
                       ----------------------------------


CPR                                      20%               25%               30%               35%                40%

Class M-8
---------
Average Life (yrs)                       6.61              5.25              4.45              3.97              3.70
Window (months)                         37-123            37-97             38-79             39-66              40-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011

Class M-9
---------
Average Life (yrs)                       6.61              5.25              4.45              3.95              3.65
Window (months)                         37-123            37-97             38-79             38-66              39-56
Expected Final Maturity               7/25/2017         5/25/2015         11/25/2013        10/25/2012        12/25/2011


The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

                       Sensitivity Analysis - To Maturity
                       ----------------------------------


CPR                                      20%               25%               30%               35%                40%

Class A-1
---------
Average Life (yrs)                       1.34              1.05              0.86              0.73              0.62
Window (months)                          1-35              1-27              1-22              1-19              1-16
Expected Final Maturity               3/25/2010         7/25/2009         2/25/2009         11/25/2008         8/25/2008

Class A-2
---------
Average Life (yrs)                       3.20              2.46              2.00              1.67              1.42
Window (months)                         35-43             27-31             22-26             19-21              16-18
Expected Final Maturity               11/25/2010        11/25/2009        6/25/2009         1/25/2009         10/25/2008

Class A-3
---------
Average Life (yrs)                       6.03              4.64              3.50              2.47              2.03
Window (months)                         43-120            31-94             26-76             21-64              18-32
Expected Final Maturity               4/25/2017         2/25/2015         8/25/2013         8/25/2012         12/25/2009

Class A-4
---------
Average Life (yrs)                      13.86             10.94              8.91              7.42              3.94
Window (months)                        120-265            94-212            76-174            64-146            32-123
Expected Final Maturity               5/25/2029         12/25/2024        10/25/2021        6/25/2019          7/25/2017

Class M-1
---------
Average Life (yrs)                       7.29              5.86              5.19              5.09              5.94
Window (months)                         37-224            40-178            44-145            49-121            56-102
Expected Final Maturity               12/25/2025        2/25/2022         5/25/2019         5/25/2017         10/25/2015

Class M-2
---------
Average Life (yrs)                       7.26              5.80              5.02              4.68              4.73
Window (months)                         37-209            39-166            42-135            45-113             49-95
Expected Final Maturity               9/25/2024         2/25/2021         7/25/2018         9/25/2016          3/25/2015

Class M-3
---------
Average Life (yrs)                       7.22              5.76              4.94              4.53              4.41
Window (months)                         37-198            39-157            41-128            43-107             46-90
Expected Final Maturity               10/25/2023        5/25/2020         12/25/2017        3/25/2016         10/25/2014

Class M-4
---------
Average Life (yrs)                       7.19              5.73              4.89              4.43              4.24
Window (months)                         37-191            38-151            40-123            42-102             44-87
Expected Final Maturity               3/25/2023         11/25/2019        7/25/2017         10/25/2015         7/25/2014

Class M-5
---------
Average Life (yrs)                       7.15              5.69              4.83              4.35              4.11
Window (months)                         37-182            38-144            39-117            41-98              42-83
Expected Final Maturity               6/25/2022         4/25/2019         1/25/2017         6/25/2015          3/25/2014

Class M-6
---------
Average Life (yrs)                       7.10              5.64              4.78              4.27              4.00
Window (months)                         37-173            38-136            39-111            40-92              41-78
Expected Final Maturity               9/25/2021         8/25/2018         7/25/2016         12/25/2014        10/25/2013

Class M-7
---------
Average Life (yrs)                       7.04              5.59              4.73              4.22              3.93
Window (months)                         37-165            37-130            38-106            39-88              40-74
Expected Final Maturity               1/25/2021         2/25/2018         2/25/2016         8/25/2014          6/25/2013


The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

                       Sensitivity Analysis - To Maturity
                       ----------------------------------


CPR                                      20%               25%               30%               35%                40%

Class M-8
---------
Average Life (yrs)                       6.97              5.52              4.66              4.15              3.85
Window (months)                         37-157            37-123            38-100            39-83              40-71
Expected Final Maturity               5/25/2020         7/25/2017         8/25/2015         3/25/2014          3/25/2013

Class M-9
---------
Average Life (yrs)                       6.87              5.45              4.60              4.08              3.76
Window (months)                         37-147            37-116            38-94             38-78              39-66
Expected Final Maturity               7/25/2019         12/25/2016        2/25/2015         10/25/2013        10/25/2012


The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Net WAC Cap.

The information in the following table has been prepared in accordance with the following assumptions (i) one-month, six-month LIBOR and one year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied, (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage and
(iv) no losses are incurred on the Mortgage Loans. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


Period   Net WAC Cap (%)(1)   Period   Net WAC Cap (%)(1)   Period   Net WAC Cap (%)(1)
------   ------------------   ------   ------------------   ------   ------------------
   1           7.10653          28          19.20778          55          18.18173
   2          22.30574          29          19.22927          56          18.53095
   3          22.57445          30          19.60508          57          18.01924
   4          22.32759          31          18.96811          58          17.93790
   5          22.33808          32          19.13908          59          18.76137
   6          22.62548          33          18.61038          60          17.79037
   7          22.38745          34          18.52744          61          16.72793
   8          22.69372          35          20.16273          62          16.22599
   9          22.47453          36          19.13222          63          16.59052
  10          22.52234          37          19.42570          64          16.09132
  11          23.12306          38          18.91102          65          16.02844
  12          22.61067          39          19.20766          66          16.39907
  13          22.91505          40          18.72171          67          15.90608
  14          22.59128          41          19.08018          68          16.27758
  15          22.73913          42          19.74768          69          15.78504
  16          22.31585          43          19.21522          70          15.72823
  17          22.14029          44          19.54760          71          17.06189
  18          22.20990          45          19.01985          72          15.61460
  19          21.71704          46          18.93324          73          13.41519
  20          21.74587          47          20.24903          74          12.98288
  21          21.25195          48          18.77270          75          13.41610
  22          21.06084          49          19.11304          76          12.98376
  23          23.18693          50          18.59100          77          12.98421
  24          22.92697          51          18.93721          78          13.41748
  25          21.66604          52          18.42526          79          12.98511
  26          20.49429          53          18.35032
  27          20.09479          54          18.69843


(1) The Effective Net WAC Cap is shown for the first 72 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Interest Rate Swap Agreement and payments from the Interest Rate Cap Agreement were available to the Class A, Class M and Class B Certificates.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Excess Spread.

     Period   Excess Spread(1)(2)(3)(4)   Period   Excess Spread(1)(2)(3)(4)
     ------   -------------------------   ------   -------------------------
       1                 1.80%              31                4.35%
       2                 2.42%              32                4.52%
       3                 2.61%              33                4.32%
       4                 2.45%              34                4.32%
       5                 2.46%              35                4.91%
       6                 2.68%              36                4.37%
       7                 2.52%              37                4.54%
       8                 2.75%              38                4.26%
       9                 2.62%              39                4.48%
       10                2.68%              40                4.33%
       11                3.09%              41                4.37%
       12                2.78%              42                4.58%
       13                3.00%              43                4.39%
       14                2.86%              44                4.57%
       15                3.06%              45                4.38%
       16                2.90%              46                4.38%
       17                2.92%              47                4.95%
       18                3.09%              48                4.41%
       19                2.91%              49                4.59%
       20                3.08%              50                4.41%
       21                2.90%              51                4.58%
       22                2.91%              52                4.39%
       23                4.24%              53                4.40%
       24                4.40%              54                4.60%
       25                4.57%              55                4.40%
       26                4.38%              56                4.58%
       27                4.53%              57                4.39%
       28                4.34%              58                4.38%
       29                4.36%              59                4.77%
       30                4.55%              60                4.41%

(1)   Based on forward one-month LIBOR, six-month LIBOR and one year CMT curves.
(2)   Assumes a constant prepayment rate of 30%.
(3) Does not include swap payments made to the Supplemental Interest Trust. Reflects swap payments made to the Supplemental Interest Trust.
(4)   Does not include cap payments made to the Supplemental Interest Trust.

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Interest Rate Swap Agreement.

On the Closing Date, the Securities Administrator will enter into a swap agreement with an initial swap notional amount of $441,925,000. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a strike rate (on an actual/360 basis) on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount. Only the net amount of the two obligations above will be paid by the appropriate party.


                           Approximate                                          Approximate
          Distribution       Notional      Strike              Distribution       Notional      Strike
Period        Date         Schedule ($)   Rate (%)   Period        Date         Schedule ($)   Rate (%)
------   ---------------   ------------   --------   ------   ---------------   ------------   --------
  1      May 2007               0           5.43       37     May 2010           57,666,000      5.04
  2      June 2007         441,925,000      5.44       38     June 2010          54,834,000      5.06
  3      July 2007         428,551,000      5.43       39     July 2010          52,141,000      5.07
  4      August 2007       415,573,000      5.40       40     August 2010        49,587,000      5.08
  5      September 2007    402,979,000      5.38       41     September 2010     47,126,000      5.09
  6      October 2007      390,757,000      5.35       42     October 2010       44,851,000      5.10
  7      November 2007     378,897,000      5.31       43     November 2010      42,623,000      5.11
  8      December 2007     367,388,000      5.26       44     December 2010      40,534,000      5.12
  9      January 2008      356,220,000      5.20       45     January 2011       38,537,000      5.13
  10     February 2008     345,382,000      5.14       46     February 2011      36,633,000      5.13
  11     March 2008        334,865,000      5.08       47     March 2011         34,869,000      5.14
  12     April 2008        324,659,000      5.03       48     April 2011         33,151,000      5.15
  13     May 2008          314,756,000      4.98       49     May 2011           31,526,000      5.16
  14     June 2008         303,420,000      4.94       50     June 2011          29,947,000      5.16
  15     July 2008         291,209,000      4.90       51     July 2011          28,508,000      5.17
  16     August 2008       279,137,000      4.88       52     August 2011        27,115,000      5.18
  17     September 2008    267,158,000      4.86       53     September 2011     25,769,000      5.19
  18     October 2008      255,411,000      4.85       54     October 2011       24,515,000      5.20
  19     November 2008     243,804,000      4.85       55     November 2011      23,308,000      5.21
  20     December 2008     232,429,000      4.85       56     December 2011      22,147,000      5.21
  21     January 2009      221,239,000      4.85       57     January 2012       21,079,000      5.22
  22     February 2009     210,281,000      4.86       58     February 2012      20,011,000      5.23
  23     March 2009        199,602,000      4.86       59     March 2012         19,036,000      5.24
  24     April 2009        189,202,000      4.87       60     April 2012         18,108,000      5.24
  25     May 2009          153,265,000      4.88       61     May 2012           17,202,000      5.25
  26     June 2009         133,950,000      4.90       62     June 2012          16,353,000      5.26
  27     July 2009         117,097,000      4.93       63     July 2012          15,545,000      5.27
  28     August 2009       104,282,000      4.94       64     August 2012        14,777,000      5.28
  29     September 2009     94,253,000      4.95       65     September 2012     14,048,000      5.28
  30     October 2009       86,313,000      4.96       66     October 2012       13,353,000      5.28
  31     November 2009      79,952,000      4.98       67     November 2012      12,694,000      5.28
  32     December 2009      74,752,000      4.99       68     December 2012      12,067,000      5.29
  33     January 2010       70,527,000      5.00       69     January 2013       11,471,000      5.30
  34     February 2010      67,045,000      5.01       70     February 2013      10,904,000      5.30
  35     March 2010         63,748,000      5.02       71     March 2013         10,366,000      5.31
  36     April 2010         60,637,000      5.03       72     April 2013          9,853,000      5.32


The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

Interest Rate Cap Agreement.

On the Closing Date, the Securities Administrator will enter into an interest rate cap agreement with an initial cap notional amount of $541,000. Under the interest rate cap agreement, on each Distribution Date prior to the termination of the interest rate cap agreement, on each Distribution Date, the Cap Provider will be obligated to pay an amount equal to the excess, if any, of (x) one-month LIBOR over (y) 6.50% (the "Strike Rate") , adjusted on an actual/360 basis on the cap notional amount.

                          Approximate                              Approximate
          Distribution      Notional               Distribution      Notional
Period        Date        Schedule ($)   Period        Date        Schedule ($)
------   --------------   ------------   ------   --------------   ------------
  1      May 2007              0           31     November 2009     18,908,000
  2      June 2007             0           32     December 2009     18,812,000
  3      July 2007             0           33     January 2010      18,519,000
  4      August 2007           0           34     February 2010     18,087,000
  5      September 2007        0           35     March 2010        17,652,000
  6      October 2007          0           36     April 2010        17,213,000
  7      November 2007         0           37     May 2010          16,780,000
  8      December 2007         0           38     June 2010         16,352,000
  9      January 2008          0           39     July 2010         15,928,000
  10     February 2008         0           40     August 2010       15,506,000
  11     March 2008            0           41     September 2010    15,096,000
  12     April 2008            0           42     October 2010      14,675,000
  13     May 2008              0           43     November 2010     14,275,000
  14     June 2008             0           44     December 2010     13,873,000
  15     July 2008             0           45     January 2011      13,479,000
  16     August 2008           0           46     February 2011     13,092,000
  17     September 2008        0           47     March 2011        12,700,000
  18     October 2008          0           48     April 2011        12,324,000
  19     November 2008         0           49     May 2011          11,952,000
  20     December 2008         0           50     June 2011         11,594,000
  21     January 2009         541,000      51     July 2011         11,228,000
  22     February 2009      1,303,000      52     August 2011       10,874,000
  23     March 2009         2,071,000      53     September 2011    10,532,000
  24     April 2009         2,834,000      54     October 2011      10,190,000
  25     May 2009          10,042,000      55     November 2011      9,859,000
  26     June 2009         13,156,000      56     December 2011      9,537,000
  27     July 2009         15,712,000      57     January 2012       9,213,000
  28     August 2009       17,314,000      58     February 2012      8,909,000
  29     September 2009    18,273,000      59     March 2012         8,601,000
  30     October 2009      18,763,000      60     April 2012         8,299,000

The depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.